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                                                                    EXHIBIT 5.1

                      [Letterhead of Dorsey & Whitney LLP]

                                December 4, 2001

Novoste Corporation
3890 Steve Reynolds Boulevard
Norcross, GA  30093

         Re:  Registration Statement on Form S-8
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Ladies and Gentlemen:

     We have acted as counsel to Novoste Corporation, a Florida corporation (the "Company"), and have advised the Company in connection with the registration under the Securities Act of 1933, as amended, on Form S-8 of an additional 150,000 shares (the "Shares") of common stock, par value $.01 per share, of the Company ("Common Stock"), which are to be offered and sold under the Novoste Corporation Employee Stock Purchase Plan (the "Plan").

     We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinion set forth below.

     In rendering our opinions, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

     Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefor in accordance with the terms of the Plan will be validly issued, fully paid and nonassessable.

     Our opinion expressed above is limited to the Florida Business Corporation Act.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 of the Company relating to the Shares.

                                                       Very truly yours,

                                                       /s/ Dorsey & Whitney LLP

SIT

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